Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

      In connection with the report of ProUroCare Medical, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Maurice
R. Taylor, Chief Executive Officer of the Company, and I, Richard B. Thon, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. ss. 1350, that:

      (a) the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Maurice R. Taylor
-----------------------
Maurice R. Taylor
Chief Executive Officer
March 31, 2005


/s/ Richard. D. Thon
-----------------------
Richard B. Thon
Chief Financial Officer
March 31, 2005